UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

RHINO PRODUCTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada                                     42-1743094
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

16887 NW King Richards Court
Sherwood, Oregon 97140
 (Address of principal executive offices) (Zip Code)

Title of each class to be            Name of each exchange on which each class is to be
registered                                 registered

______________                      ________________________________
Not Applicable                           Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box [X]

Securities Act registration statement file number to which this form relates: 333-149025

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock with a par value of $0.001 per share
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

A description of the Registrant's Common Stock is set forth under the caption "Description of Securities" contained in the prospectus included in the Company's Registration Statement on Form SB-2 (File No. 333-149025) as originally filed with the Securities and Exchange Commission on February 1, 2008 (the "Registration Statement"), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

ITEM 2. EXHIBITS

     3.1  Articles of Incorporation (incorporated by reference from Bella Viaggio, Inc.’s    Registration Statement on Form SB-2 filed on October 16, 2007, Registration No. 333-149025.
     3.2  By-laws (incorporated by reference from Rhino Productions, Inc.’s Registration Statement on Form SB-2 filed on February 1, 2008, Registration No. 333-149025.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

RHINO PRODUCTIONS, INC.

By: /s/Ronald G. Brigham
   ---------------------------------
   President, Treasurer and Director

   November 12, 2008